Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and Principal Financial Officer of Atlantic Bancshares, Inc. (the “Company”), certifies that, to his knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ended March 31, 2006 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 11, 2006	By: /s/ Robert P. Trask
Robert P. Trask
Chief Executive Officer

Date: May 11, 2006	By: /s/ Robert P. Trask
Robert P. Trask
Principal Financial Officer